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             CONFIDENTIAL TREATMENT REQUESTED BY CELL GENESYS, INC.

                                                                   Exhibit 10.34

                   AMENDMENT NO. 2 TO JOINT VENTURE AGREEMENT


         THIS AMENDMENT No. 2 to Joint Venture Agreement (the "Amendment") is effective as of June 28, 1996, between CELL GENESYS, INC. ("CG") and JT IMMUNOTECH USA INC. ("JT") concerning the Joint Venture Agreement between CG and JT originally effective June 12, 1991 (the "Agreement") as amended by Amendment No. 1 thereto effective January 1, 1994 ("Amendment No. 1").

         CG and JT hereby agree to amend the Agreement as follows:

         1.   Section 7.2 is hereby amended to read in its entirety as follows:

              "7.2 Permitted Transfer. Except as provided herein below, nothing contained in this Section 7 shall be deemed to prohibit the transfer of the Company's shares as a result of a Merger, provided that such transfer also includes the simultaneous transfer of the transferring party's interest in the Partnership, or to an entity that acquires substantially all of the monoclonal antibody business segment of the transferring party of which the Company's shares are a part. Notwithstanding the foregoing, the rights and obligations of the parties in the event of a Merger shall be subject to Sections 5.1 and
         5.2 of the Limited Partnership Agreement."

         2. Section 9.4 is hereby amended to substitute for the last sentence thereof the following sentence:

              "If such further negotiations do not resolve the Deadlock, then either party shall have the right, on notice to the other party, to invoke the arbitration provisions contained in Section 10.9(a) below."

         3. Section 8.3(b) is hereby deleted effective upon the Termination Date as defined in Amendment No. 4 to the Collaboration Agreement entered into by CG, JT and Partnership as of June 28, 1996.

         4. Section 8.5(b) is hereby amended by adding at the end thereof the following:
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         The parties further acknowledge and agree that any determination to be made under Section 10.1 of the Master Research License and Option Agreement among CG, JT and the Partnership dated June 28, 1996, under
         Section 9.3 of any Product License in the form attached as Exhibit A thereto, under Section 10.3 of any Product License in the forms attached as Exhibits B, C or D thereto, or under Section 8.2 of any Universal Receptor Product License in the form attached as Exhibit A to the Universal Receptor License Option Agreement between CG and the Partnership dated June 28, 1996 concerning whether a [ * ] (as defined in the foregoing agreements), or under Section 10.3 of the Amended and Restated Anti-IL-8 Product License Agreement effective as of March 19, 1996, shall not be considered a Conflict subject to Section 8.5(b). The exclusion of the foregoing from matters considered a 'Conflict' under this Section 8.5(b) is also intended to exclude the foregoing from matters considered a 'Conflict' under Section 2.6(b) of the Company's Bylaws, and under Section 10 of the Company's Certificate of Incorporation.

         5.   Section 9.5 is hereby deleted.

         6. The addresses in Section 10.4 are hereby amended to read as follows:

              "If to CG:          Cell Genesys, Inc.
                                  322 Lakeside Drive
                                  Foster City, California 94404
                                  Attention:  President

              with a copy to:     Heller Ehrman White & McAuliffe
                                  525 University Avenue
                                  Palo Alto, CA  94301
                                  Attention:  Julian N. Stern, Esq.

              If to JT:           JT Immunotech USA Inc.
                                  1825 South Grant Street, Suite 220
                                  San Mateo, CA  94402
                                  Attention:  President

              with copies to:     Japan Tobacco Inc.
                                  JT Building
                                  2-1 Toranomon 2-chome
                                  Minato-ku, Tokyo 105, Japan
                                  Attention:  Vice President,
                                              Pharmaceutical Division

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[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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              and to:             Gilbert, Segall and Young LLP
                                  430 Park Avenue
                                  New York, New York  10022
                                  Attention:  Neal N. Beaton, Esq."

         7. Section 10.9(d) is hereby amended in its entirety to read as follows:

              "(d) In the event that the Board fails to approve within thirty
         (30) days of a request by either CG or JT any proposal by a Director with respect to matters to be decided by the Board pursuant to Section
         2.4 or 2.5 of the Xenotech Division Research Agreement, such matter shall be settled by binding arbitration under this Section 10.9(d), and CG and JT shall cause the decision of the arbitrator to be approved by the Directors as the decision of the Board. In such arbitration, the arbitrator shall be an independent senior executive with expertise in pharmaceutical research and development, as mutually agreed by the parties. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be an expert described in the preceding sentence selected by the chief executive of the San Francisco office of the American Arbitration Association. CG and JT shall each prepare a written report setting forth its position with respect to the subject matter of the dispute, and the arbitrator shall select one of the requested positions as his decision. The costs of such arbitration shall be shared equally by the parties, and each party shall bear its own expenses in connection with such arbitration. Any such arbitration shall be completed within thirty (30) days following a request by a party for such arbitration."

         8.   Section 10.17 is hereby deleted.

         9.   Section 3 to Amendment No. 1 is hereby deleted.

         10. Except as specifically modified or amended hereby or by Amendment No. 1, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed in


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accordance with the laws of the State of California, without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the date indicated on this Amendment.



CELL GENESYS, INC.                          JT IMMUNOTECH USA INC.



By: /s/ R. Scott Greer                      By: /s/ Yasushi Shingai
    -------------------------------             ---------------------------
       R. Scott Greer                             Yasushi Shingai
       Senior Vice President,                     Chairman
       Corporate Development



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